=========================================================================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 12, 2008

SOUTH SHORE RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-31289
(State or other jurisdiction of incorporation)	(Commission File No.)

Times Square, P.O. Box 663, Leeward Highway
Providenciales, Turks & Caicos Islands
British West Indies
(Address of principal executive offices and Zip Code)

(416) 281-3335
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

=========================================================================================================================================

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On September 12, 2008, we issued 8,230,591 restricted shares of common stock to Richard Wachter, our president. The transaction was exempt from registration pursuant to Regulation S of the Securities Act of 1933. Mr. Wachter is a non-US person and the offer and sale of the shares of common stock took place outside the United States of America. The consideration for the shares of common stock was as follows:

1)	1,039,491 shares of common stock to repay Richard Wachter for advances made by Mr. Wachter in the amount of $114,344.

2)	7,191,100 shares of common stock to compensate Mr. Wachter for services valued at $791,021.

     Due to a review of our previous filings, it has come to our attention that the above shares were issued in error.

     The above shares will be returned to treasury and reissued as follows:

1)	1,794,067 shares of common stock to repay Richard Wachter for advances made by Mr. Wachter in the amount of $107,644.

2)	11,517,017 shares of common stock to compensate Mr. Wachter for services valued at $691,021.

     On September 29, 2008, we issued 13,311,084 restricted shares of common stock to Richard Wachter, our president.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 29th day of September, 2008.

SOUTH SHORE RESOURCES INC.

BY:   MICHAEL KABIN
         Michael Kabin
         Principal Executive Officer, Secretary and a
         member of the Board of Directors